Exhibit 10.6

AMENDMENT TO THE
2009 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The 2009 Restricted Stock Plan for Non-Employee Directors is amended effective January 1, 2012 by replacing in Article II, Section 2(a) the number "1,450" with the number "1,600" and by replacing in Article II, Section 2(b) the number "1,600" with the number "1,750".